UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 5, 2006, Cohu, Inc., ("Cohu"), completed the sale of the land and building previously used by its Delta Design subsidiary’s operations in Littleton, Massachusetts to FPK Realty, LLC, ("FPK"). The majority of these operations were consolidated into Delta Design’s facility in Poway, California in 2003 and 2004. The property was sold for $6.5 million in cash, less related costs, resulting in a net pretax gain of approximately $3.0 million, that will be recorded in Cohu’s second fiscal quarter of 2006. In conjunction with the sale, Cohu entered into a twelve-month leaseback agreement with FPK for a portion of the facility. Total lease payments to be made under the lease are approximately $150,000.

A copy of the press release announcing the facility sale issued by Cohu on May 8, 2005 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit No. - 99.1

Description - Cohu Sells Littleton, Massachusetts Facility

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 8, 2006	By:	John H. Allen

Name: John H. Allen
Title: VP Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Cohu Sells Littleton, Massachusetts Facility